UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2012

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure

On January 27, 2012, representatives of Hecla Mining Company (“Hecla”) are scheduled to make presentations in Toronto, Canada to institutional sales brokers and an analyst with UBS Securities, and subsequently to (i) analysts from each of Scotia Capital, BMO Capital Markets, CIBC (Canadian Imperial Bank of Commerce), and RBC (Royal Bank of Canada), also in Toronto, and (ii) investors in Europe. At these meetings, Phillips S. Baker, Jr., President and Chief Executive Officer of Hecla, will discuss the information included in the presentation materials attached as Exhibit 99.1 to this Current Report. As part of this presentation, Hecla will, among other things, provide updates - as contained in Exhibit 99.1 - to its prior public disclosures in light of Hecla’s January 11, 2012 news release and related Form 8-K filed with the Securities and Exchange Commission on the same day.  The January 11 press release and related Form 8-K disclosed that (i) the Mine Safety and Health Administration (“MSHA”) has ordered the Silver Shaft at the Lucky Friday mine in Mullan, Idaho closed for removal of built-up material in the shaft, (ii) other than work required under the MSHA order, all significant activities at the mine, including construction of the #4 Shaft and bypass around the previous rock burst, are on hold, and (iii) production at the mine is expected to resume in early 2013.

The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filing.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1 Presentation Materials dated January 27, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:      /s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated:  January 26, 2012

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